Exhibit (n)(A)

[FORM OF]

PACIFIC SELECT FUND

AMENDED AND RESTATED MULTI-CLASS PLAN

This Amended and Restated Multi-Class Plan (the “Plan”) is adopted by Pacific Select Fund (the “Trust””) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), and sets forth the general characteristics of, and the general conditions under which the Trust may offer multiple classes of shares of its now existing and hereafter created series. This Plan is intended to allow the Trust to offer multiple classes of shares to the full extent and in the manner permitted by Rule l8f-3 under the 1940 Act (the “Rule”), subject to the requirements and conditions imposed by the Rule. This Plan may be revised or amended from time to time as provided below. This Amended and Restated Multi-Class Plan replaces the prior Multi-Class Plan adopted on January 11, 2011.

CLASS DESIGNATIONS

Each of the Trust’s constituent series (each, a “Fund”) may from time to time issue one or more of the following classes of shares: Class I shares, Class D shares or Class P shares (each a “Class”). Each of the classes of shares will represent interests in the same portfolio of investments of the Fund and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to such investment minimums and other conditions of eligibility as are set forth in the Trust’s current prospectus or statement of additional information as from time to time in effect (the “Prospectus”). The multiple classes offered by the Funds are listed on Schedule A attached hereto, which Schedule may be amended to add or remove a Fund or Class from time to time.

CLASS CHARACTERISTICS

Class I and Class D shares may be offered to qualified institutional investors including, but not limited to, separate accounts of Pacific Life Insurance Company (“Pacific Life”) and separate accounts of other life insurance companies that fund variable life insurance policies and variable annuity contracts (“Variable Contracts”). Class P shares may be offered to Funds of the Trust that are funds-of funds, which invest in shares of the Funds of the Trust. Shares of any class may be offered only to persons who are eligible to invest in the Trust consistent with the Trust serving as an investment vehicle for Variable Contracts and consistent with separate accounts of insurance companies that fund such contracts looking through to each Fund of the Trust for purposes of meeting the diversification requirements applicable to variable contracts as specified in Treas. Reg. 1.817-5.

Class I shares may be offered at net asset value (“NAV”) without the imposition of a front-end sales charge and without a contingent deferred sales charge (“CDSC”). Class I shares are not subject to an asset-based fee assessed pursuant to a distribution and service plan (“Distribution Plan”) adopted under Rule 12b-1 of the 1940 Act (“12b-l Fees”). Class I shares may be subject to a fee not to exceed 0.25%, which may be for “service fees” as that term is used in Rule 2830(d) (or any successor rule) of the Rules of Conduct of the National Association of Securities Dealers or its successor organization, Financial Industry Regulatory Authority (referred to herein as, “NASD” pursuant to a service plan approved by the Trust’s Board of Trustees (the “Board”) Class I may also pay for services provided to shareholders of that class pursuant to a contract between the Trust and a service provider (“Service Agreement”) that is approved by the Board and that specifies such services and the fee to be paid therefore. The amount of any fees paid pursuant to a service plan or any Service Agreements shall be disclosed in the Prospectus that offers shares of the class to the extent and in a manner required by the 1940 Act.

Class D shares may be offered at net asset value (“NAV”) without the imposition of a front-end sales charge and without a CDSC. Class D shares may be subject to an asset-based fee assessed pursuant to a distribution and service plan (“12b-1 Plan”) adopted under Rule 12b-1 of the 1940 Act, subject to 12b-1 Fees not to exceed 0.05% and a service fee not to exceed 0.25%. Class D may also pay for services provided to shareholders of that Class pursuant to a contract between the Trust and a service provider (“Service Agreement”) that is approved by the Board and that specifies such services and the fee to be paid therefore. The amount of any fees paid pursuant to a 12b-1 Plan or any Service Agreements shall be disclosed in the Prospectus that offers shares of the class to the extent and in a manner required by the 1940 Act.

Class P shares may be offered at NAV without the imposition of a front-end sales charge and without a CDSC. Class P shares are not subject to 12b-1 fees. Class P shares are not subject to “service fees” as that term is used in Rule 2830(d) of the Rules of Conduct of the NASD.

Each class of shares described herein is subject to other investor qualifications and minimum investment requirements as described in the Prospectus for each of those classes.

ALLOCATIONS TO EACH CLASS

 EXPENSE ALLOCATIONS

Subject to the oversight of the Board, including the Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(l9) of the 1940 Act (the “Independent Trustees”), the following “Class Expenses” may, to the extent the Trust is required to bear such expenses under the Advisory Agreement, Support Services Agreement, any Service Agreement and other agreements to which the Trust is a party, be allocated on a class-by-class basis: (a) printing and postage expenses related to preparing and distributing materials such as, but not limited to, shareholder reports, prospectuses, statements of additional information, and proxy statements to current or prospective shareholders of a specific class; (b) SEC registration fees incurred with respect to a specific class; (c) state blue sky and foreign registration fees and expenses incurred with respect to a specific class; (d) the expenses of services rendered to support shareholders of a specific class including, but not limited to, transfer agency services to shareholders of such class, services necessary to ascertain the eligibility of persons to invest in a class (such as services necessary to make sure that qualified plans that invest in such class are duly qualified under tax law), providing information to or answering questions from shareholders of such class; (e) litigation and other legal expenses relating to a specific class; (f) Trustees’ fees or expenses incur red as a result of issues relating to a specific class of shares; (g) accounting and consulting fees and expenses relating to a specific class, including the cost of calculating dividends for a class; (h) any fees imposed pursuant to a non-Rule l2b-l shareholder services plan that relate to a specific class; and (i) any additional expenses, not including investment expenses, investment advisory fees, custodial fees or other expenses relating to the management of the Trust’s assets, if such expenses are actually incurred in a different amount with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.

Subject to the oversight of the Board, including the Independent Trustees, the following “Distribution Expenses” may, to the extent such activities or expenses are primarily intended to result in the sale of Shares, be allocated to the applicable class, including: (a) compensation to, and expenses (including overhead expenses) of, financial consultants or other employees of the distributor (the “Distributor”) of the Trust or of selling group members who engage in distribution of shares; (b) printing of prospectuses and reports other than for existing shareholders, advertising; and (c) the preparation, printing and distribution of sales literature.

With respect to each Fund of the Trust, all expenses not hereafter designated as Class Expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund (“Fund Expenses”).

However, notwithstanding the above, the Trust may allocate all expenses other than Class Expenses on the basis of the relative net assets (settled shares) of each class, as permitted by Rule l8f-3 under the 1940 Act.

WAIVERS AND REIMBURSEMENTS

Pacific Life Fund Advisors LLC (“PLFA”), the adviser to each Fund, any Portfolio Manager to a Fund, or the Distributor may, to the extent permissible under applicable law, choose to waive or reimburse 12b-l Fees or any Class Expenses on a voluntary or contractual basis. Such waiver or reimbursement may, to the extent permissible under applicable law, be applicable to some or all of the classes and may be in different amounts for one or more classes.

INCOME, GAINS AND LOSSES

With respect to each Fund, income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of that Fund.

A Fund may allocate income and realized and unrealized capital gains and losses to each share based on relative net assets (settled shares) of each class, as permitted by the Rule.

CONVERSION

Class I, Class D, and/or Class P will not convert into another Class.

EXCHANGE FEATURES

Shares of each Class generally will be permitted to be exchanged only for shares of a Class with similar characteristics in another Fund. For example, Class I shares of one Fund may be exchanged for Class I shares of another Fund and Class P shares of one Fund may be exchanged for Class P shares of another Fund.

DIVIDENDS

Dividends paid by the Trust with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount per share, except that any transfer agency costs or, if applicable, Class Expenses relating to a class shall be borne exclusively by that class.

VOTING RIGHTS

Each share of each Fund entitles the shareholder of record to one vote. Each class of shares of the Fund will vote separately as a class with respect to any matters for which class voting is required under applicable law.

RESPONSIBILITIES OF THE TRUSTEES

On a periodic basis, the Trustees shall monitor the Trust and each Fund for the existence of any material conflicts among the interests of the classes of shares. The Trustees shall further monitor on a periodic basis the use of waivers or reimbursement by PLFA and the Distributor of expenses to guard against cross-subsidization between classes. The Trustees, including a majority of the Independent Trustees, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. If a conflict arises, PLFA and the Distributor, at their own cost, will take any action necessary to remedy the conflict.

REPORTS TO THE TRUSTEES

PLFA and the Distributor will be responsible for reporting any potential or existing conflicts among the classes of shares to the Trustees.

AMENDMENTS

The Plan may be amended from time to time in accordance with the provisions and Requirements of the Rule.

Amended and Restated this 1st day of May, 2016.

PACIFIC SELECT FUND

AMENDED AND RESTATED MULTI-CLASS PLAN

SCHEDULE A

Portfolios	Class I	Class P
Small-Cap Growth Portfolio	X	X
International Value Portfolio	X	X
Long/Short Large-Cap Portfolio	X	X
International Small-Cap Portfolio	X	X
Equity Index Portfolio	X	X
Mid-Cap Value Portfolio	X	X
Small-Cap Index Portfolio	X	X
Dividend Growth Portfolio	X	X
Large-Cap Value Portfolio	X	X
Technology Portfolio	X	X
Short Duration Bond Portfolio	X	X
Floating Rate Loan Portfolio	X	X
Diversified Bond Portfolio	X	X
Growth Portfolio	X	X
Health Sciences Portfolio	X	X
Mid-Cap Equity Portfolio	X	X
Large-Cap Growth Portfolio	X	X
International Large-Cap Portfolio	X	X
Small-Cap Value Portfolio	X	X
Main Street® Core Portfolio	X	X
Emerging Markets Portfolio	X	X
High Yield Bond Portfolio	X	X
Managed Bond Portfolio	X	X
Inflation Managed Portfolio	X	X
Comstock Portfolio	X	X
Mid-Cap Growth Portfolio	X	X
Real Estate Portfolio	X	X
Small-Cap Equity Portfolio	X	X
Focused Growth Portfolio	X	X

Inflation Strategy Portfolio

Floating Rate Income Portfolio

Emerging Markets Debt Portfolio

Currency Strategies Portfolio

Global Absolute Return Portfolio

Value Advantage Portfolio

Absolute Return Portfolio

Equity Long/Short Portfolio

Core Income Portfolio

	X X X X X X X X X	X X X X X X X X X
Diversified Alternatives Portfolio	X

Pacific Dynamix – Conservative Growth Portfolio	X
Pacific Dynamix — Moderate Growth Portfolio	X
Pacific Dynamix — Growth Portfolio	X
PD Large-Cap Value Index Portfolio		X
PD Large-Cap Growth Index Portfolio		X
PD Small-Cap Value Index Portfolio		X
PD Small-Cap Growth Index Portfolio		X
PD Aggregate Bond Index Portfolio		X

Portfolios	Class I	Class P
PD High Yield Bond Index Portfolio		X
PD International Large-Cap Portfolio		X
PD Emerging Markets Portfolio		X
PD 1-3 Year Corporate Bond Portfolio		X

Portfolio Optimization Conservative Portfolio	X
Portfolio Optimization Moderate-Conservative Portfolio	X
Portfolio Optimization Moderate Portfolio	X
Portfolio Optimization Growth Portfolio	X
Portfolio Optimization Aggressive-Growth Portfolio	X

Class D
[DFA Asset Allocation Portfolio]	X

EFFECTIVE: May 1, 2016